UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Whiting USA Trust I
(Exact name of registrant as specified in its charter)

Delaware	26-6053936

(State of incorporation or organization)	(IRS Employer Identification No.)

919 Congress, Suite 500
Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered
Units of Beneficial Interest in Whiting USA Trust I
Name of each exchange on which
each class is to be registered
New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-147543
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the trust units of Whiting USA Trust I (the “Registrant”) is set forth under the captions “Description of the Trust Agreement” and “Description of the Trust Units” in the prospectus to be filed by the Registrant and Whiting Petroleum Corporation pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant and Whiting Petroleum Corporation’s Registration Statement on Form S-1/S-3, as amended (Registration No. 333-147543) (the “Form S-1/S-3 Registration Statement”), initially filed with the Securities and Exchange Commission on November 20, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

(1)	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(2)	Trust Agreement dated October 18, 2007 among Whiting Oil and Gas Corporation, Equity Oil Company, Bank of New York Trust Company, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.5 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(3)	Form of Amended and Restated Trust Agreement among Whiting Oil and Gas Corporation, Equity Oil Company, Bank of New York Trust Company, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.6 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(4)	Registration Statement on Form S-1 / S-3 (Registration No. 333-147543), initially filed with the Securities and Exchange Commission on November 20, 2007 (incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WHITING USA TRUST I
	By:	WHITING PETROLEUM CORPORATION

Date: April 17, 2008	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING USA TRUST I
FORM 8-A
EXHIBIT INDEX

Exhibit	Description
Number

(1)	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(2)	Trust Agreement dated October 18, 2007 among Whiting Oil and Gas Corporation, Equity Oil Company, Bank of New York Trust Company, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.5 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(3)	Form of Amended and Restated Trust Agreement among Whiting Oil and Gas Corporation, Equity Oil Company, Bank of New York Trust Company, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.6 to the Form S-1/S-3 Registration Statement (Registration No. 333-147543)).

(4)	Registration Statement on Form S-1/S-3 (Registration No. 333-147543), initially filed with the Securities and Exchange Commission on November 20, 2007 (incorporated herein by reference).